Exhibit 6(b)



                             The Premium Portfolios
                         Elizabethan Square, 2nd Floor
                         George Town, Grand Cayman, BWI


                                November 1, 1998

CFBDS, Inc.
c/o Signature Financial Group (Cayman), Ltd.
Elizabethan Square, 2nd Floor
George Town, Grand Cayman, BWI

     Re: The Premium Portfolios - Placement
            Agency Agreement

Ladies and Gentlemen:

     This letter serves as notice that High Yield Portfolio, U.S. Fixed Income Portfolio, Foreign Fixed Income Portfolio and S&P 500 Index Portfolio (collectively, the "Portfolios") are added to the list of series of The Premium Portfolios (the "Trust") to which CFBDS, Inc. ("CFBDS") renders services as placement agent pursuant to the terms of the Placement Agency Agreement dated as of September 13, 1993 (the "Agreement") between the Trust and CFBDS.

     Please sign below to acknowledge your receipt of this notice adding the Portfolios as beneficiaries under the Agreement.

                                   THE PREMIUM PORTFOLIOS

                                   By: Philip W. Coolidge

                                   Title: President


Acknowledgment:

CFBDS, INC.

By: Philip W. Coolidge

Title: C.E.O.